Filed pursuant to Rule 424(b)(5)

Registration No. 333-266753

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 25, 2022)

EVgo Inc.

$200,000,000

Class A Common Stock

We have entered into a distribution agreement (the “Sales Agreement”) with J.P. Morgan Securities LLC, Evercore Group L.L.C. and Goldman Sachs & Co. LLC (each a “Sales Agent” and together the “Sales Agents”) relating to the sale of shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of EVgo Inc. (the “Company,” “EVgo,” “we,” “our” or “us”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $200.0 million from time to time through the Sales Agents, acting as our agents.

Our Class A Common Stock is listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “EVGO.” On November 4, 2022, the closing price of our Class A Common Stock was $7.21 per share.

Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq or any other market venue where Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. Sales may be made at market prices prevailing at the time of a sale or at prices related to prevailing market prices or at negotiated prices. The Sales Agents are not required to sell any specific number or dollar amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, we may also sell shares of our Class A Common Stock to each of the Sales Agents, as principal for its own respective account, at a price to be agreed upon at the time of sale. If we sell shares to a Sales Agent, as principal, we will enter into a separate agreement with that Sales Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to the Sales Agents for the sales of Class A Common Stock pursuant to the Sales Agreement will be an amount equal to up to 3% of the aggregate gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of our Class A Common Stock on our behalf, the Sales Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to each of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to the Sales Agents.

See the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and any other risk factor included in the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying the Company’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan     Evercore ISI     Goldman Sachs & Co. LLC

The date of this prospectus supplement is November 10, 2022.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated August 25, 2022 are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer to sell shares of our Class A Common Stock in one or more offerings. We provide information to you about this offering of shares of our Class A Common Stock in two separate parts. The first part is this prospectus supplement, which describes the specific terms of this Class A Common Stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated August 25, 2022, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus) the statement in the prospectus supplement modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents and the information incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized, and the Sales Agents have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “EVgo,” “we,” “our,” “us” and similar terms refer to EVgo Inc. (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation) and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, market size and opportunity, expansion plans, future results of operations, factors affecting EVgo’s performance, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on EVgo management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement and the accompanying prospectus, words such as “may,” “will,” “might,” “should,” “could,” “would,” “can,” “expect,” “plan,” “objective,” “seek,” “grow,” “possible,” “potential,” “outlook,” “forecast,” “target,” “if,” “predict,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and the accompanying prospectus and in any document incorporated by reference in this prospectus supplement may include, for example, statements about:

●	changes adversely affecting EVgo’s business;
●	the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns;
●	fluctuations in EVgo’s revenue and operating results;
●	unfavorable conditions or further disruptions in the capital and credit markets;
●	EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness;
●	competition from existing and new competitors;
●	the growth of the electric vehicle market;
●	EVgo’s ability to expand into new service markets, grow its customer base and manage its operations;
●	EVgo’s ability to develop new features and functionality that meet market needs and achieve market acceptance;
●	EVgo’s ability to integrate any businesses it acquires;
●	EVgo’s ability to recruit and retain experienced personnel;
●	risks related to legal proceedings or claims, including liability claims;
●	EVgo’s dependence on third-party contractors to provide various services and hardware;
●	EVgo’s ability to obtain additional capital on commercially reasonable terms;
●	supply chain disruptions, inflation and other increases in expenses, including due to the impacts of COVID-19;
●	safety and environmental requirements that may subject EVgo to unanticipated liabilities;

S-iii

●	any current, pending or future legislation, regulators or policies that could impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs;
●	partnerships with site hosts, original equipment manufacturers (“OEMs”), fleet operators and suppliers;
●	EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property;
●	general economic or political conditions, including the armed conflict in Ukraine, the impact of COVID-19 and continued inflation and the associated changes in monetary policy; and
●	other factors detailed under the section entitled “Risk Factors” and in EVgo’s periodic filings with the SEC.

EVgo’s SEC filings are available publicly on the SEC website at www.sec.gov. The forward-looking statements contained in this prospectus supplement are based on EVgo’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond EVgo’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of EVgo’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus supplement and in any document incorporated herein by reference should not be relied upon as representing EVgo’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary contains basic information about EVgo and the offering. Because it is a summary, it does not contain all the information that you should consider before investing in EVgo’s securities. You should read and carefully consider this entire prospectus supplement before making an investment decision, especially the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” the documents incorporated by reference in this prospectus supplement and EVgo’s consolidated financial statements and the related notes incorporated by reference in this prospectus supplement.

EVgo Inc.

EVgo owns and operates one of the largest public direct current fast charging networks in the United States. Founded in 2010 and a key leader in fast charging, EVgo’s network of charging stations provides electric vehicle (“EV”) charging infrastructure to consumers and businesses. With a rapid rise in electrification expected over the next two decades, EVgo offers the essential infrastructure technology and services required to help the world transition to a cleaner, more sustainable future.

EVgo has been a leader and innovator in the EV charging space and is well positioned to continue to capitalize on its sustainable first mover and first learner advantages as EV adoption accelerates. Nearly 140 million people in the U.S. live within a 10-mile drive of one of EVgo’s fast charging stations, and the Company’s network is capable of charging all EV models and charging standards currently available in the U.S. The Company partners with automotive OEMs, national and regional chains of grocery stores, hotels, shopping centers, gas stations, parking lot operators, local governments and independent property owners in order to locate and deploy its EV charging infrastructure.

Corporate Information

The mailing address of EVgo’s principal executive office is 11835 West Olympic Boulevard, Suite 900E, Los Angeles, California 90064, and its phone number is (877) 494-3833. The Company’s website address is www.evgo.com. Information contained on EVgo’s website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part.

THE OFFERING

Issuer	EVgo Inc.

Shares of Class A Common Stock Offered by Us	Shares of Class A Common Stock having an aggregate offering price of up to $200.0 million.

Shares of Class A Common Stock

Outstanding Immediately After This Offering

97,098,255 shares, assuming sales at an assumed offering price of $7.21 per share, which was the last reported sale price of our Class A Common Stock on the Nasdaq on November 4, 2022 and based on 69,359,004 shares of Class A Common Stock issued and outstanding as of October 28, 2022. The actual number of shares issued will vary depending on the sales prices under this offering.

Manner of Offering

An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq or any other market venue where Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our Sales Agents. See “Plan of Distribution.”

Use of Proceeds	We expect to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Market for Class A Common Stock	Our Class A Common Stock is currently traded on the Nasdaq under the symbol “EVGO.”

Risk Factors

See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein for a discussion of factors you should consider before investing our securities.

RISK FACTORS

An investment in EVgo’s securities involves a high degree of risk. You should carefully consider the risks described below and incorporated by reference to EVgo’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus as updated by EVgo’s subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any such securities. EVgo’s business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not known to it or that it considers immaterial as of the date of this prospectus supplement. The trading price of EVgo’s securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Incorporation by Reference.”

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds we will receive from this offering. We will have broad discretion in the application of the net proceeds, including any of the purposes described in “Use of Proceeds.” Any failure by us to apply these funds effectively could have a material adverse effect on our business.

Future sales of our Class A Common Stock, or the perception that such sales may occur, may depress our stock price.

We may sell shares of Class A Common Stock in the future. If we sell substantial amounts of our Class A Common Stock in the public market, or if the market perceives that such sales may occur, the market price of our Class A Common Stock could fall and it may become more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We cannot predict the size of future issuances or sales of our Class A Common Stock or the effect, if any, that future issuances and sales of shares of our Class A Common Stock will have on the market price of our Class A Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock, or securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not currently intend to pay dividends on our Class A Common Stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our Class A Common Stock.

We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our Class A Common Stock to provide dividend income. We anticipate that we will retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our Class A Common Stock will be your sole source of gain for the foreseeable future.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement entered into by us with the Sales Agents and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of the Class A Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A

Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate gross proceeds of up to $200.0 million from time to time. The amount of proceeds we receive from this offering will depend upon the number of shares of Class A Common Stock sold and the market price at which they are sold. As a result, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing. We intend to use the net proceeds from this offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of any indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Pending the use of the net proceeds as described above, we intend to invest these net proceeds in investment-grade interest-bearing obligations, highly liquid cash equivalents, certificates of deposit, or direct or guaranteed obligations of the United States of America.

DIVIDEND POLICY

EVgo has not paid any cash dividends on the Class A Common Stock to date. The payment of cash dividends is subject to the discretion of EVgo’s board of directors and may be affected by various factors, including EVgo’s future earnings, financial condition, capital requirements, share repurchase activity, current and future planned strategic growth initiatives, levels of indebtedness, and other considerations EVgo’s board of directors deems relevant.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations related to the ownership and disposition by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of shares of Class A Common Stock. This discussion applies only to shares of Class A Common Stock that are held as a capital asset for U.S. federal income tax purposes (generally property held for investment).

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. EVgo cannot assure you that a change in law will not significantly alter the tax considerations that EVgo describes in this summary. EVgo has not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) or formal written opinion from EVgo’s tax advisors with respect to the statements made and the positions or conclusions described in the following summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements and conclusions.

This summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, any tax treaties or any other tax law other than U.S. federal income tax law. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•	EVgo’s founders, sponsor, officers or directors or other holders of shares of EVgo’s Class B common stock or private placement warrants;
•	banks, insurance companies or other financial institutions;
•	tax-exempt or governmental organizations;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);
•	dealers in securities or foreign currencies;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;
•	persons deemed to sell shares of Class A Common Stock under the constructive sale provisions of the Code;
•	persons that acquired shares of Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	persons that actually or constructively own five percent or more of any class of EVgo’s shares;

•

persons that hold shares of Class A Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain former citizens or long-term residents of the United States.

HOLDERS ARE ENCOURAGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder and Non-U.S. Holder Defined

A “U.S. Holder” is a beneficial owner of shares of Class A Common Stock that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of shares of Class A Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, in each case that is not a U.S. Holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Class A Common Stock, the tax treatment of a partner in such partnership might depend upon the status of the partner or the partnership, upon the activities of the partnership and upon certain determinations made at the partnership or partner level. Accordingly, EVgo urges partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of shares of Class A Common Stock to consult with their tax advisors regarding the U.S. federal income and other tax considerations of the purchase, ownership and disposition of shares of Class A Common Stock by such partnership.

Considerations for U.S. Holders

This section applies to you if you are a U.S. Holder.

Tax Characterization of Distributions with Respect to Class A Common Stock

If EVgo pays distributions of cash or other property to U.S. Holders of shares of its Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from EVgo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be treated as described under “— Considerations for U.S. Holders — Distributions Treated as Dividends.” Distributions in excess of EVgo’s current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in Class A Common Stock, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in Class A Common Stock. Any remaining portion of the distribution will be treated as gain from the sale or exchange of Class A Common Stock and will be treated as described under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock” below.

Distributions Treated as Dividends

Any portion of a distribution that is treated as a dividend paid to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied, but may be subject to the “extraordinary dividend” provisions of the Code (which could cause a reduction in the tax basis of such corporate U.S. Holder’s shares of Class A Common Stock and increase the amount of gain or decrease the amount of loss recognized by such U.S. Holder in connection with a disposition of its shares). With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, any portion of a distribution that is treated as a dividend paid to a non-corporate U.S. Holder generally will constitute a “qualified dividend” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains rate. If the applicable holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential income tax rate that applies to qualified dividend income. U.S. Holders should consult with their tax advisors regarding the availability of the dividends received deduction (and the possible application of the “extraordinary dividend” provisions of the Code in their particular circumstances) or the lower preferential income tax rate for qualified dividend income, as the case may be, for any dividends paid with respect to Class A Common Stock.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock

Upon a sale or other taxable disposition of Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis with respect to its Class A Common Stock. Generally, the amount of gain or loss recognized by a U.S. Holder will be an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in the relevant Class A Common Stock. A U.S. Holder’s adjusted tax basis in Class A Common Stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital, as discussed above.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. If the one-year holding period is not satisfied, any gain on a sale or other taxable disposition of the Class A Common Stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to distributions paid to a U.S. Holder and to the proceeds from the sale or other disposition of shares of Class A Common Stock unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Considerations for Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. The tax characterization of the transactions described herein and the resultant tax consequences to Non-U.S. Holders are generally similar to those for U.S. Holders, except as described below.

Tax Characterization of Distributions with Respect to Class A Common Stock

The determination of the extent to which a distribution will be treated as a dividend, return of capital or gain from the sale of stock is generally the same for Non-U.S. Holders as that described in “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A Common Stock.” To the extent a distribution constitutes gain from the sale of Class A Common Stock, see “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock” below, and to the extent such distribution constitutes a dividend, see “— Considerations for Non-U.S. Holders — Distributions Treated as Dividends.”

Distributions Treated as Dividends

Subject to the withholding requirements under FATCA (as defined below) and other than with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a Non-U.S. Holder on Class A Common Stock generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the distribution (unless an applicable income tax treaty provides for a lower rate). To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder.

Any portion of a distribution that is treated as a dividend paid to a Non-U.S. Holder that is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, that is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock

Subject to the discussion below under “— Considerations for Non-U.S. Holders — Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of Class A Common Stock, unless:

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;
●	such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or
●	shares of Class A Common Stock constitute United States real property interests by reason of EVgo’s status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and, as a result, such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as provided under an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. EVgo does not believe it currently is or will become a United States real property holding corporation; however, there can be no assurance in this regard. If EVgo were to become a USRPHC, as long as its Class A Common Stock is or continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”), a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period, more than 5% of Class A Common Stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition thereof as a result of EVgo’s status as a USRPHC. It is unclear how a Non-U.S. Holder’s ownership of warrants will affect the determination of whether such Non-U.S. Holder owns more than 5% of Class A Common Stock. EVgo can provide no assurance as to its future status as a USRPHC or as to whether its Class A Common Stock or warrants will be treated as regularly traded.

If EVgo were to become a USRPHC and its Class A Common Stock were not considered to be regularly traded on an established securities market, a Non-U.S. Holder (regardless of the percentage of Class A Common Stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of Class A Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from any such disposition.

Non-U.S. Holders are encouraged to consult with their tax advisors regarding the tax consequences related to ownership in a USRPHC.

Information Reporting and Backup Withholding

Any distributions paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of Class A Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of Class A Common Stock effected outside the United States by a non-U.S. office of a broker.

However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of EVgo’s common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements Under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends (including constructive dividends) on shares of Class A Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of Class A Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of shares of Class A Common Stock paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Prospective investors are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in Class A Common Stock.

HOLDERS CONSIDERING THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement, under which we may offer and sell from time to time up to $200.0 million of our Class A Common Stock through the Sales Agents, acting as our agents or principals. Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq or any other market venue where Class A Common Stock may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods. If authorized by us in writing, a Sales Agent may purchase shares of our Class A Common Stock as principal.

The Sales Agents will offer our Class A Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agents. We will designate the maximum amount of Class A Common Stock to be sold through the Sales Agents on a daily basis or otherwise determine such maximum amount and the minimum price per share at which such Class A Common Stock may be sold together with the Sales Agents. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell on our behalf all of the shares of Class A Common Stock requested to be sold by us. We may instruct the Sales Agents not to sell Class A Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any Sales Agent may suspend the offering of our Class A Common Stock being made through the Sales Agents under the Sales Agreement upon proper notice to the other party. We and the Sales Agents have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to each Sales Agent is equal to up to 3% of the gross sales price of the shares sold through such Sales Agent pursuant to the Sales Agreement. We have agreed to reimburse the Sales Agents for certain expenses incurred by the Sales Agents in connection with this offering, in an amount up to $150,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $700,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Common Stock.

If acting as a sales agent, the applicable Sales Agent will provide written confirmation to us following the close of trading on the Nasdaq on each day in which Class A Common Stock is sold through it under the Sales Agreement. Each confirmation will include the number of shares of Class A Common Stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of Class A Common Stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of Class A Common Stock.

Under the terms of the Sales Agreement, we may also sell shares of our Class A Common Stock to each of the Sales Agents, as principal for its own respective account, at a price to be agreed upon at the time of sale. If we sell shares to a Sales Agent, as principal, we will enter into a separate agreement with that Sales Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Settlement for sales of Class A Common Stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Class A Common Stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to each of the Sales Agents against certain liabilities, including liabilities under the Securities Act. As sales agent, the Sales Agents will not engage in any transactions that stabilize our Class A Common Stock.

Our Class A Common Stock is listed on the Nasdaq and trades under the symbol “EVGO.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

Each of the Sales Agents and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for the Company by Vinson & Elkins L.L.P. The Sales Agents are being represented in connection with this offering by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of EVgo Inc. (formerly known as EVgo Holdco, LLC and EVgo Services LLC) and subsidiaries as of December 31, 2021 and 2020, and for the year ended December 31, 2021 (Successor) and the periods from January 16, 2020 to December 31, 2020 (Successor) and January 1, 2020 to January 15, 2020 (Predecessor), have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC relating to the securities we may offer. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to EVgo and its securities, you should refer to the registration statement and the exhibits.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus supplement, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.evgo.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC rules allow EVgo to “incorporate by reference” information into this prospectus supplement, which means that EVgo can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that EVgo files with the SEC will automatically update and supersede that information. We have filed a registration statement on Form S-3 with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

●	EVgo’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022;
●	the information specifically incorporated by reference into EVgo’s Annual Report on Form 10-K from its Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2022;
●	EVgo’s Quarterly Reports on Form 10 Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 13, 2022, August 10, 2022 and November 4, 2022, respectively;
●	EVgo’s Current Reports on Form 8-K filed with the SEC on April 7, 2022, May 11, 2022, May 16, 2022, May 23, 2022, July 14, 2022, August 9, 2022, and November 2, 2022; and
●	the description of EVgo’s Class A Common Stock set forth in our registration statement on Form 8-A filed on September 29, 2020 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.

All reports and other documents that EVgo subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus supplement by writing or telephoning EVgo at the following address:

EVgo Inc.

11835 West Olympic Boulevard

Suite 900E

Los Angeles, CA 90064

(877) 494-3833

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may also access these documents free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at investors.evgo.com. Other than such documents, information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-266753

PROSPECTUS

EVgo Inc.

$750,000,000

Class A Common Stock

Preferred Stock

Up to 200,747,717 Shares of

Class A Common Stock

Up to 18,097,120 Shares of

Class A Common Stock Issuable Upon Exercise of Warrants

Up to 3,148,569 Private Placement Warrants

This prospectus relates to the issuance by EVgo Inc., a Delaware corporation (formerly known as Climate Change Crisis Real Impact I Acquisition Corporation or “CRIS”) (the “Company, “EVgo,” “we,” “our” or “us”), of (i) shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and shares of preferred stock (“Preferred Stock”) that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering and (ii) up to an aggregate of 18,097,120 shares of Class A Common Stock, which consists of (a) up to 3,148,569 shares of Class A Common Stock that are issuable upon the exercise of 3,148,569 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering consummated on October 2, 2020 (the “IPO”) of CRIS, at an exercise price of $11.50 per share, and (b) up to 14,948,551 shares of Class A Common Stock that are issuable upon the exercise of 14,948,551 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the IPO, at an exercise price of $11.50 per share of Class A Common Stock.

This prospectus also relates to the offer and resale from time to time by the selling securityholders of EVgo Inc. named in this prospectus (the “Selling Securityholders”) of (i) up to 200,747,717 shares of our Class A Common Stock, including (a) shares of Class A Common Stock that may be issued upon the redemption of units in EVgo OpCo, LLC, a Delaware limited liability company (“EVgo OpCo” and such units, “OpCo Units”), together with an equal number of shares of our Class B common stock, $0.0001 par value per share (“Class B Common Stock”), (b) shares of Class A Common Stock converted from shares of Class B Common Stock in connection with our initial business combination, (c) shares of Class A Common Stock that may be issued upon exercise of Private Placement Warrants and (c) shares of Class A Common Stock sold to investors (“PIPE Investors”) in a private placement for a purchase price of $10.00 per share (the “PIPE Shares”) and (ii) up to Private Placement Warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Placement Warrants by the Selling Securityholders or of shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares of Class A Common Stock or Private Placement Warrants in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock and Public Warrants are listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbols “EVGO” and “EVGOW,” respectively. On August 24, 2022, the closing price of our Class A Common Stock was $9.69 and the closing price of our Public Warrants was $2.22.

See the section entitled “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying the Company’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, EVgo and the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On July 1, 2021 (the “CRIS Close Date”), the Company consummated the previously announced transaction (the “CRIS Business Combination”) pursuant to that certain Business Combination Agreement, dated January 21, 2021 (the “Business Combination Agreement”), by and among the Company, EVgo Holdings, LLC, a Delaware limited liability company (“EVgo Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company, EVgo OpCo and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company.

On the CRIS Close Date, and in connection with the closing of the CRIS Business Combination (the “Closing”), the Company changed its name from Climate Change Crisis Real Impact I Acquisition Corporation to EVgo Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “EVgo,” “we,” “our,” “us” and similar terms refer to EVgo Inc. (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation) and its consolidated subsidiaries. References to “CRIS” refer to our predecessor company prior to the consummation of the CRIS Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on EVgo management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “may,” “might,” “should,” “could,” “would,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	changes adversely affecting EVgo’s business;
●	the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns;
●	fluctuations in EVgo’s revenue and operating results;
●	unfavorable conditions or further disruptions in the capital and credit markets;
●	EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness;
●	competition from existing and new competitors;
●	the growth of the electric vehicle market;
●	EVgo’s ability to integrate any businesses it acquires;
●	EVgo’s ability to recruit and retain experienced personnel;
●	risks related to legal proceedings or claims, including liability claims;
●	EVgo’s dependence on third-party contractors to provide various services;
●	EVgo’s ability to obtain additional capital on commercially reasonable terms;
●	the impact of COVID-19, including COVID-19 related supply chain disruptions and expense increases;
●	safety and environmental requirements that may subject EVgo to unanticipated liabilities;
●	general economic or political conditions, including the armed conflict in Ukraine; and other factors detailed under the section entitled “Risk Factors” and in EVgo’s periodic filings with the SEC.

EVgo’s SEC filings are available publicly on the SEC website at www.sec.gov. The forward-looking statements contained in this prospectus are based on EVgo’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond EVgo’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of EVgo’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing EVgo’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY OF THE PROSPECTUS

This summary contains basic information about EVgo and the offering. Because it is a summary, it does not contain all the information that you should consider before investing in EVgo’s securities. You should read and carefully consider this entire prospectus before making an investment decision, especially the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” the documents incorporated by reference in this prospectus and EVgo’s consolidated financial statements and the related notes incorporated by reference in this prospectus.

EVgo Inc.

EVgo owns and operates the United States’ largest public direct current fast charging network by number of locations and the first to be powered by 100% renewable electricity through the use of renewable energy certificates. Founded in 2010 and a key leader in fast charging, EVgo’s network of charging stations provides electric vehicle (“EV”) charging infrastructure to consumers and businesses. With a rapid rise in electrification expected over the next two decades, EVgo offers the essential infrastructure technology and services required to help the world transition to a cleaner, more sustainable future.

EVgo has been a leader and innovator in the EV charging space and is well positioned to continue to capitalize on its sustainable first mover and first learner advantages as EV adoption accelerates. More than 130 million people in the U.S. live within a 10-mile drive of one of EVgo’s fast charging stations, and the Company’s network is capable of charging all EV models and charging standards currently available in the U.S. The Company partners with automotive original equipment manufacturers, national and regional chains of grocery stores, hotels, shopping centers, gas stations, parking lot operators, local governments and independent property owners in order to locate and deploy its EV charging infrastructure.

Corporate Information

The Company was originally incorporated in the State of Delaware on August 4, 2020, as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. CRIS completed its IPO on October 2, 2020. In July 2021, the Company consummated the CRIS Business Combination and changed its name to “EVgo Inc.”

The mailing address of EVgo’s principal executive office is 11835 West Olympic Boulevard, Suite 900E, Los Angeles, California 90064, and its phone number is (877) 494-3833. The Company’s website address is www.evgo.com. Information contained on EVgo’s website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	EVgo Inc.

Issuance of Class A Common Stock and Preferred Stock

We may offer and sell shares of Class A Common Stock and Preferred Stock from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, such that the maximum aggregate offering price does not exceed $750 million. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds of such offerings for general corporate purposes. See “Use of Proceeds.”

Issuance of Class A Common Stock Underlying Warrants

Shares of Class A Common Stock Offered by Us

18,097,120 shares of Class A Common Stock issuable upon exercise of the Warrants, consisting of (i) 3,148,569 shares of Class A Common Stock that are issuable upon the exercise of 3,148,569 Private Placement Warrants and (ii) 14,948,551 shares of Class A Common Stock that are issuable upon the exercise of 14,948,551 Public Warrants

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	264,878,584 shares (as of August 1, 2022)
Shares of Common Stock Outstanding Assuming Exercise of All Warrants	282,975,704 shares (based on the total shares outstanding as of August 1, 2022)
Exercise Price of the Warrants	$11.50 per share, subject to adjustments as described herein
Use of Proceeds

We will receive up to an aggregate of approximately $208.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Common Stock and Warrants

Shares of Class A Common Stock Offered by the Selling Securityholders

200,747,717 shares of Class A Common Stock (including up to 3,148,569 shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants and 195,800,000 shares of Class A Common Stock that may be issued upon redemption of OpCo Units and a corresponding number of shares of Class B Common Stock)

Warrants Offered by the Selling Securityholders	3,148,569 Private Placement Warrants
Redemption

The Private Placement Warrants are redeemable in certain circumstances in accordance with the Warrant Agreement dated September 29, 2020, between CRIS and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). See “Description of Securities—Redeemable Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Placement Warrants (assuming the cashless exercise provision is used) by the Selling Securityholders.
Transfer Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Restrictions on Resale of Securities.”
Market for Class A Common Stock and Public Warrants	Our Class A Common Stock and Public Warrants are currently traded on the Nasdaq under the symbols, “EVGO” and “EVGOW,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing our securities.

5

RISK FACTORS

An investment in EVgo’s securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to EVgo’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by EVgo’s subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. EVgo’s business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not known to it or that it considers immaterial as of the date of this prospectus. The trading price of EVgo’s securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Incorporation by Reference.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of any indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

All of the Class A Common Stock and Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $208.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

REDEMPTION OF OPCO UNITS AND CLASS B COMMON STOCK

EVgo is organized in an “Up-C” structure and operates its business through CRIS Thunder Merger Sub, LLC (“Thunder Sub”) and its subsidiaries, including EVgo OpCo. On the CRIS Close Date, Thunder Sub and EVgo Holdings entered into the amended and restated limited liability company agreement of EVgo OpCo (the “EVgo OpCo A&R LLC Agreement”). Pursuant to the EVgo OpCo A&R LLC Agreement, each OpCo Unit (other than an OpCo Unit held by Thunder Sub), together with one share of Class B Common Stock, will be redeemable, subject to certain conditions, for either one share of Class A Common Stock or, at EVgo OpCo’s election, an amount of cash approximately equivalent to the market value of one share of Class A Common Stock. As holders of OpCo Units exchange their OpCo Units and Class B Common Stock for Class A Common Stock, our relative ownership interest in EVgo OpCo will correspondingly increase.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 200,747,717 shares of our Class A Common Stock and 3,148,569 Private Placement Warrants. The PIPE Investors acquired shares of Class A Common Stock pursuant to separate subscription agreements entered into and effective as of January 21, 2021 (the “Subscription Agreements”). Climate Change Crisis Real Impact I Acquisition Holdings, LLC, a Delaware limited liability company (the “Sponsor”), acquired shares of Class A Common Stock and Private Placement Warrants exercisable for shares of Class A Common Stock concurrently with our IPO (including shares converted from Class B Common Stock held by initial stockholders (the “initial stockholders”) of CRIS (the “Founder Shares”) into Class A Common Stock in connection with the Business Combination). Mary Powell, Richard, L. Kauffman, Mimi Alemayehou, Anne Frank-Shapiro, Daniel Gross, Amir Mehr and Stephen Moch, our former directors, each acquired Founder Shares in connection with the Company’s IPO, which shares converted into Class A Common Stock at the Closing. Following the Closing, the Company is organized in an “Up-C” structure with EVgo Holdings holding 195,800,000 units in EVgo OpCo (the “EVgo OpCo Units”) and an equal number of shares of Class B Common Stock. See “Redemption of OpCo Units and Class B Common Stock.”

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, or other transferees who later come to hold any of the Class A Common Stock or Private Placement Warrants other than through a public sale, including through a distribution by such Selling Securityholders to their members.

The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A Common Stock and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based percentage ownership prior to this offering on 69,078,584 shares of Class A Common Stock, 195,800,000 shares of Class B Common Stock and 3,148,569 Private Placement Warrants outstanding, in each case as of August 1, 2022. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Securityholder’s Private Placement Warrants, if any, and did not assume the exercise of any other Selling Securityholder’s Private Placement Warrants.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Common Stock or Private Placement Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and Private Placement Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is 11835 West Olympic Boulevard, Suite 900E, Los Angeles, CA 90064.

	Shares of
	Class		Private			Number
	A Common		Placement	Number of		of
	Stock		Warrants	Shares of		Private	Shares of Class A Common Stock
	Beneficially		Beneficially	Class		Placement	Beneficially Owned After the		Private Placement Warrants
	Owned		owned	A Common		Warrants	Offered Shares of Class A		Beneficially Owned After the
Name of Selling	prior to		prior to	Stock Being		Being	Common Stock are Sold		Offered Warrants are Sold
Securityholder	Offering		Offering	Offered		Offered	Shares	Percent	Number	Percent
EVgo Holdings, LLC(1)	195,800,000		—	195,800,000		—	—	—	—	—
Healthcare of Ontario Pension Plan Trust Fund(2)	510,252		—	388,000		—	122,252	*	—	—
Blackwell Partners LLC - Series A(3)	165,000		—	165,000		—	—	—	—	—
Maso Capital Investments
Limited(3)	19,800		—	19,800		—	—	—	—	—
STAR V PARTNERS LLC(3)	74,900		—	74,900		—	—	—	—	—
Jay H. Bernstein	50,000		—	50,000		—	—	—	—	—
PIMCO private funds(4)	3,709,819		—	352,037		—	3,357,782	*	—	—
VanEck Global Hard Assets Fund(5)	308,000		—	308,000		—	—	—	—	—
VanEck Global Natural Resources Portfolio, a series of Brighthouse Funds Trust II(5)	635,000		—	635,000		—	—	—	—	—
VanEck VIP Global Hard Assets Fund(5)	157,000		—	157,000		—	—	—	—	—
Wellington Management Company LLP(6)	523,100		—	523,100		—	—	—	—	—
Mary Powell	30,000		—	30,000		—	—	—	—	—
Mimi Alemayehou	25,000		—	25,000		—	—	—	—	—
Anne Frank-Shapiro	43,500		—	43,500		—	—	—	—	—
Daniel A. Gross	20,962		—	3,375		—	17,587	*	—	—
Amir Chireh Mehr	24,000		—	24,000		—	—	—	—	—
Stephen Moch	7,500		—	7,500		—	—	—	—	—
Elizabeth J. Comstock	1,101,924		524,761	565,201		524,761	11,962	*	—	—
David W. Crane	974,963		524,762	450,201		524,762	—	—	—	—
Isabella Livaudais de la Houssaye	40,000		—	40,000		—	—	—	—	—
Philip Cason Crane	10,000		—	10,000		—	—	—	—	—
David Hughes Crane	5,000		—	5,000		—	—	—	—	—
Isabella Livaudais de la Houssaye Crane	5,000		—	5,000		—	—	—	—	—
Oliver Heath Crane	5,000		—	5,000		—	—	—	—	—
Christopher Mayhew Crane	5,000		—	5,000		—	—	—	—	—
Leslie D. Biddle	15,000		—	15,000		—	—	—	—	—
Evelyn Marti	6,250		—	6,250		—	—	—	—	—
Christine E. Avots	6,250		—	6,250		—	—	—	—	—
Kristofer Holz	18,000		—	18,000		—	—	—	—	—
John A. Cavalier	624,962		524,761	100,201		524,761	—	—	—	—
Cavalier SPAC LLC(7)	524,762		524,762	—		524,762	—	—	—	—
Orchard Hill Family LLC(8)	979,962		524,761	455,201		524,761	—	—	—	—
Comstock 2020 Family Trust(9)	979,963		524,762	455,201		524,762	—	—	—	—
TOTAL	207,405,869	(10)	3,148,569	200,747,717	(10)	3,148,569	3,509,583	*	—	—

*	Represents beneficial ownership of less than 1%.
(1)	EVgo Holdings is controlled by EVgo Member Holdings, LLC, a Delaware limited liability company (“EVgo Member”). The sole member of EVgo Member is LS Power Equity Partners IV, L.P., a Delaware limited partnership (“LSPEP IV”), which is managed by LS Power Equity Advisors, LLC, a Delaware limited liability company (and together with EVgo Member and LSPEP IV, the “LS Power Entities”). Joseph Esteves and David Nanus, through their positions, relationship and/or affiliations with LS Power Entities, may have shared voting and investment power with respect to the shares beneficially owned by the LS Power Entities. As such, Messrs. Esteves and Nanus may be deemed to have or share beneficial ownership of the shares beneficially owned by the LS Power Entities. Messrs. Esteves and Nanus disclaim beneficial ownership of such shares.
(2)	The address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.

(3)	The Selling Securityholder is managed by Maso Capital Partners Limited. Manoj Jain and Sohit Khurana may be deemed to have voting and investment power over the shares held by the Selling Securityholder. The address of the selling securityholder is 8/F Print House, 6 Duddell St., Central, Hong Kong.
(4)	Includes (i) 176,020 shares of Class A Common Stock held by OC III LVS IX LP, a Delaware limited partnership (“COF 3”), and (ii) 176,017 shares of Class A Common Stock held by TOCU XXXVII LLC, a Delaware limited liability company or its affiliate (“TOCU” and, together with COF 3, each a PIMCO private fund). Pacific Investment Management Company, LLC, as the investment manager of each of the PIMCO private funds, may be deemed to have or to share voting and dispositive power over the shares of Class A Common Stock beneficially owned by each of the PIMCO private funds. The business address for each of the PIMCO private funds named in this footnote is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.
(5)	VanEck Associates Corp. is the investment advisor for: VanEck Global Hard Assets Fund and VanEck VIP Global Hard Assets Fund. VanEck Associates Corp. is the investment subadvisor for: VanEck Global Natural Resources Portfolio, a Series of Brighthouse Funds Trust II. The address of each entity named herein is 666 Third Ave., 9th Floor, New York, NY 10017.
(6)	The registered holders of the referenced shares to be registered is the following entity affiliated with Wellington Management Company, LLP (“WMC”): Next Generation Vehicles Master Fund (Cayman) L.P. (523,100). WMC has the power to vote and dispose the securities held by the Selling Securityholders named herein pursuant to WMC’s investment management relationship with each of the Selling Securityholders. WMC is a subsidiary of Wellington Management Group LLP (“WMG”). WMG is a Massachusetts limited liability partnership, privately held by 172 partners (as of July 1, 2020). There are no external entities with any ownership interest in the firm. Individual percentages of ownership are confidential. However, no single partner owns or has the right to vote more than 5% of the partnership’s capital. Additional information about WMC is available in Form ADV filed with the SEC. The address of the entity named herein is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210 ATTN: Private Investment Services.
(7)	The Selling Securityholder is managed by John A. Cavalier, who may be deemed to have voting and investment control over the subject securities.
(8)	The Selling Securityholder is managed by David W. Crane, who may be deemed to have voting and investment control over the subject securities.
(9)	The Selling Securityholder is managed by Gina D. Silvestri as trustee, who may be deemed to have voting and investment control over the subject securities.
(10)	Includes 3,148,569 shares of Class A Common Stock issuable upon the exercise of 3,148,569 Private Placement Warrants.

RESTRICTIONS ON RESALE OF SECURITIES

The letter agreement entered into concurrently with the Business Combination Agreement by and among CRIS, certain co-investors, the Sponsor and the other initial stockholders contains provisions that subject 718,750 Founder Shares held by the initial stockholders to forfeitures if shares of Class A Common Stock do not trade at a volume weighted average price per share equal to or greater than $15.00 for 20 out of 30 consecutive trading days within the five years following the Closing.

PLAN OF DISTRIBUTION

We are registering shares of Class A Common Stock and Preferred Stock that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. Additionally, we are registering the issuance by us of up to 3,148,569 shares of our Class A Common Stock issuable upon the exercise of the Private Placement Warrants and 14,948,551 shares of our Class A Common Stock issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Securityholders of up to 3,148,569 Private Placement Warrants and 200,747,717 shares of our Class A Common Stock. Such shares include all shares of Class A Common Stock held by the Selling Securityholders, shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, shares of Class A Common Stock issuable upon the redemption of OpCo Units, together with an equal number of shares of Class B Common Stock, and PIPE Shares. The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Common Stock and Private Placement Warrants covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock, Preferred Stock and Private Placement Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all discounts and commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Private Placement Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock or Private Placement Warrants by one or more of, or a combination of, the following methods:

●	underwritten transactions (whether on a firm commitment or best efforts basis, including through bought deals);
●	exchange distributions and/or secondary distributions;
●	sales directly to one or more purchasers;
●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	through the distribution of securities by a Selling Securityholder to its partners, members or stockholders;
●	short sales and delivery of the shares of Class A Common Stock to close out short positions enter into after the effective date of this registration statement;
●	sales by broker-dealers of shares of Class A Common Stock that are loaned or pledged to such broker-dealers;
●	through the writing or settlement of options or other hedging transactions, whether through an option exchange of otherwise;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	sales on the Nasdaq or on any national securities exchange or quotation service on which our Class A Common Stock may be listed or quoted at the time of the sale;
●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	sales through agents or to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

Additionally, the Selling Securityholders may elect to make an in-kind distribution of their shares of Class A Common Stock and Private Placement Warrants to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates or ours, such members, partners of stockholders would thereby receive freely tradable securities pursuant to the distribution through this registration statement. The Selling Securityholders also may transfer their shares of Class A Common Stock and Private Placement Warrants in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

This prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may fix a price or prices of our Class A Common Stock at:

●	market prices prevailing at the time of any sale under this registration statement;
●	prices related to market prices; and
●	negotiated prices.

A Selling Securityholder may change the price of the Class A Common Stock offered from time to time.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-

effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. If a Selling Securityholder uses underwriters in an offering, it will execute an underwriting agreement with such underwriters. If a Selling Securityholder uses an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If a Selling Securityholder uses underwriters for a sale of Class A Common Stock, the underwriters will acquire the shares for their own accounts. The underwriters may resell the Class A Common Stock from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedents and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer or agent may be deemed to be underwriting discounts and commissions. Any underwriters, broker-dealers or agents will be identified in the applicable prospectus supplement and their compensation will be described. A Selling Securityholder may enter into agreements with the underwriters, broker-dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, broker-dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, a Selling Securityholder will authorize underwriters or other persons acting as such Selling Securityholder’s agents to solicit offers by institutional investors to purchase shares of Class A Common Stock pursuant to contracts providing for payment and delivery on a future date. A Selling Securityholder may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following summary of the material terms of EVgo’s securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to EVgo’s second amended and restated certificate of incorporation (the “Charter”), amended and restated bylaws (the “Bylaws”) and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. EVgo urges you to read each of its Charter, Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of EVgo’s securities.

Authorized and Outstanding Stock

The Company is authorized to issue a total of 1,610,000,000 shares of capital stock, consisting of 1,200,000,000 authorized shares of its Class A Common Stock, 400,000,000 authorized shares of its Class B Common Stock and 10,000,000 authorized shares of its Preferred Stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of August 1, 2022, there were outstanding 69,078,584 shares of Class A Common Stock, 195,800,000 shares of Class B Common Stock, no shares of Preferred Stock, and 18,097,120 warrants.

Common Stock

Class A Common Stock

Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, holders of shares of Class A Common Stock will possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action and will at all times vote together as one class with holders of shares of Class B Common Stock on all matters properly submitted to a vote of the Company’s stockholders. Holders of shares of Class A Common Stock are entitled to one vote per share on matters to be voted on by stockholders and do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of Class A Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by EVgo’s board of directors (the “Board of Directors”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, holders of shares of Class A Common Stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of holders of the Preferred Stock have been satisfied and after payment or provision for payment of the Company’s debts and other liabilities.

Other Matters. Holders of shares of Class A Common Stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to Class A Common Stock.

Class B Common Stock

Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, holders of shares of Class B Common Stock will possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action and will at all times vote together as one class with holders of shares of Class A Common Stock on all matters properly submitted to a vote of the Company’s stockholders. Holders of shares of Class B Common Stock are entitled to one vote per share on matters to be voted on by stockholders and do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of Class B Common Stock are not entitled to share in any dividends or other distributions unless the dividend consists of shares of the Company’s Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock on the same terms as simultaneously paid to holders of shares of Class A Common Stock.

Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, holders of shares of Class B Common Stock are not entitled to receive any portion of any such assets in respect of their shares of Class B Common Stock.

Redemption Right. Holders of shares of Class B Common Stock generally have the right to cause EVgo OpCo to redeem all or a portion of the OpCo Units together with a corresponding number of shares of Class B Common Stock in exchange for, at EVgo OpCo’s election, a corresponding number of shares of Class A Common Stock or an approximately equivalent amount of cash as determined pursuant to the terms of the EVgo OpCo A&R LLC Agreement. Upon the future exchange of OpCo Units held by any holder of shares of Class B Common Stock, a corresponding number of shares of Class B Common Stock held by such holder of OpCo Units will be cancelled. Shares of Class B Common Stock can only be transferred with their corresponding OpCo Units in accordance with the EVgo OpCo A&R LLC Agreement.

Other Matters. Holders of shares of Class B Common Stock have no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to Class B Common Stock.

Election of Directors

The Board of Directors is classified into three classes, designated as Class I, Class II and Class III. The directors first elected to Class I will hold office for a term expiring at the Company’s 2022 annual meeting of stockholders; the directors first elected to Class II will hold office for a term expiring at the Company’s 2023 annual meeting of stockholders; and the directors first elected to Class III will hold office for a term expiring at the Company’s 2024 annual meeting of stockholders. At each succeeding annual meeting of the stockholders, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of holders of common stock and could have anti-takeover effects. The ability of the Board of Directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. The Company has no shares of Preferred Stock outstanding at the date hereof.

Redeemable Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire on July 1, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant is exercisable and the Company is not obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant is not entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event is the Company required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00. The Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the last reported sale price of Class A Common Stock for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders (which the Company refers to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-Dilution Adjustments”).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00. Once the warrants become exercisable, EVgo may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A Common Stock (as defined below in the immediately following paragraph) except as otherwise described below;
●	if, and only if, the Reference Value (as defined above under the heading “— Redeemable Warrants — Public Warrants — Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”); and
●	if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume-weighted average price of Class A Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. The Company will provide its warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the market value and the newly issued price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Redemption Date Fair Market Value of Class A Common Stock
(period to expiration of warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Class A Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to holders of warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to holders of warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per whole warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by the Company pursuant to this redemption feature, since they will not be exercisable for any Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check companies, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of Class A Common Stock is below the exercise price of the warrants. The Company established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of September 29, 2020. This redemption right provides the Company with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to its capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. The Company is required to pay the applicable redemption price to warrant holders if the Company chooses to exercise this redemption right and it will allow the Company to quickly proceed with a redemption of the warrants if it determines it is in its best interest to do so. As such, the Company would redeem the warrants in this manner when it believes it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, the Company can redeem the warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to its capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If the Company chooses to redeem the warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than Class A Common Stock pursuant to the Warrant Agreement, the warrants may be exercised for such security.

Redemption Procedures. A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of shares of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the historical fair market value (as defined below) will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon conversion or exercise and (ii) “historical fair market value” means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

The warrants were issued in registered form under the Warrant Agreement. On October 5, 2020, the Company filed a copy of the Warrant Agreement with the SEC as Exhibit 4.1 to its Current Report on Form 8-K. The Warrant Agreement contains a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants will not be redeemable by the Company (except as described above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the warrants included in the units sold in the IPO.

Except as described above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of the Company’s Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to holders of warrants, as applicable. The reason the Company agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at that time whether they will be affiliated with the Company following an initial business combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing holders to exercise such warrants on a cashless basis is appropriate.

Registration Rights

In connection with the Closing, the Company, the Sponsor and the other initial stockholders terminated the existing registration rights agreement and entered into the registration rights agreement (the “Registration Rights Agreement”) with EVgo Holdings (together with the Sponsor, the other initial stockholders and any person or entity who becomes a party to the Registration Rights Agreement, the “Holders”) that grant certain resale registration rights with respect to (a) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any Private Placement Warrants), (b) shares of Class A Common Stock issued or issuable upon conversion of any Founder Shares, (c) any outstanding shares of Class A Common Stock held by a Holder as of the date of the Registration Rights Agreement, (d) any shares of Class A Common Stock issued or issuable upon exchange of OpCo Units and shares of Class B Common Stock held by a Holder as of the date of the Registration Rights Agreement, and (e) any other equity security of the Company issued or issuable with respect to the registrable securities, subject to the terms and conditions set forth in the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form S-1, originally filed with the SEC on July 20, 2021 (File Number 333-258052) (the “Registration Statement”), registering the resale of the registrable securities permitted to be registered for resale from time to time pursuant to the applicable rules and regulations under the Securities Act. The Registration Statement was declared effective on July 30, 2021. The Company will use its reasonable best efforts to cause the Registration Statement to remain effective, in accordance with the Registration Rights Agreement. The Registration Rights Agreement also provides holders with certain customary demand and piggyback registration rights. The Company has filed the Registration Statement to satisfy such obligations. Additionally, the Company agreed that, as soon as reasonably practicable after it is eligible to register holders’ securities on a registration statement on Form S-3, the Company will file a new registration statement with the SEC (at its sole cost and expense), and the Company will use its reasonable best efforts to cause such new registration statement to become effective and remain effective, in accordance with the Registration Rights Agreement. The registration statement of which this prospectus forms a part is being filed to satisfy such obligation.

Pursuant to Subscription Agreements effective as of January 21, 2021 entered into with a number of purchasers to purchase from the Company a total of 40,000,000 PIPE Shares, the Company agreed to file with the SEC (at its sole cost and expense) a registration statement registering the resale of the PIPE Shares, and the Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof. The Registration Statement initially filed on July 20, 2021 and declared effective on July 30, 2021 included the PIPE Shares.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Charter and Bylaws

The Company’s Charter provides that it opted out of Section 203 of the Delaware General Corporation Law (the “DGCL”). However, the Company’s Charter contains similar provisions providing that it may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

●	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or
●	at or subsequent to that time, the business combination was approved by the Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board of Directors because the stockholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The Company’s Charter provides that LS Power (as defined in the Company’s Charter) and its affiliates, any of its respective direct or indirect transferees who hold at least 15% of the Company’s outstanding common stock after such transfer and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

The Company’s authorized but unissued common stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent for the Class A Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company. The transfer agent and warrant agent’s telephone number and address is (212) 509-4000 and 1 State Street, 30th Floor, New York, NY 10004.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for the Company by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements of EVgo Inc. (formerly known as EVgo Holdco, LLC and EVgo Services LLC) and subsidiaries as of December 31, 2021 and 2020, and for the year ended December 31, 2021 (Successor) and the periods from January 16, 2020 to December 31, 2020 (Successor) and January 1, 2020 to January 15, 2020 (Predecessor), have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

EVgo has filed a registration statement under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to EVgo and its securities, you should refer to the registration statement and the exhibits.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.evgo.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC rules allows EVgo to “incorporate by reference” information into this prospectus, which means that EVgo can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that EVgo files with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	EVgo’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022;
●	the information specifically incorporated by reference into EVgo’s Annual Report on Form 10-K from its Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2022;
●	EVgo’s Quarterly Reports on Form 10 Q for the quarters ended March 31, 2022 and ended June 30, 2022, filed with the SEC on May 13, 2022 and August 10, 2022, respectively;
●	EVgo’s Current Reports on Form 8-K filed with the SEC on April 7, 2022, May 11, 2022, May 16, 2022, May 23, 2022, July 14, 2022 and August 9, 2022; and
●	the description of EVgo’s Class A Common Stock set forth in our registration statement on Form 8-A filed on September 29, 2020 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that EVgo subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that EVgo may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning EVgo at the following address:

EVgo Inc.

11835 West Olympic Boulevard

Suite 900E

Los Angeles, CA 90064

(877) 494-3833

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

EVgo Inc.

PROSPECTUS